                                                                  Exhibit 4.5

       NUMBER              OF COMMON STOCK              CLASS A WARRANTS
---------------------                                ---------------------
|  WA               |                                |                   |
|                   |                                |                   |
---------------------                                ---------------------
                                                      CUSIP 09060J  11  4

                    BIODELIVERY SCIENCES INTERNATIONAL, INC.



This certifies that FOR VALUE RECEIVED


or registered assigns (the "Registered Holder") is the owner of the number of Class A Warrants ("Class A Warrants") specified above. Each Class A Warrant represented hereby initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.001 value ("Common Stock"), of BioDelivery Sciences International, Inc. a Delaware corporation (the "Company"),
at any time between     , 2003 and the Expiration Date (as hereinafter defined),
upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of American Stock Transfer & Trust Company as Warrant Agent, or its successor
(the "Warrant Agent"), accompanied by payment of $   (the "Purchase Price") in
lawful money of the United States of America in cash or by official bank or certified check made payable to BioDelivery Sciences International Inc., special Account.

      This Warrant Certificate and each Class A Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated , 2002 by and among the Company, the Warrant Agent and Kashner Davidson Securities Corporation.

      In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Class A Warrant represented hereby are subject to modification or adjustment. Each Class A Warrant represented hereby is exercisable at the option of the Registered Holder, but not tractional shares of Common Stock will be issued. In the case of the exercise of less than all the Class A Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Class A Warrants.

      The term "Expiration Date" shall mean 5:00 P.M. (New York time) on    ,
2007 or such earlier date as the Class A Warrants shall be redeemed. If such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

      The Company shall not be obligated to delivery any securities pursuant to the exercise of the Class A Warrants represented hereby unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. The Company has covenanted and agreed that it will file a registration statement and will use its best efforts to cause the same to become effective and to keep such registration statement current while any of the Class A Warrants are outstanding. The Class A Warrants represented hereby shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful. This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificates or Warrant Certificates of like tenor representing an equal aggregate number of Class A Warrants, each of such new Warrant Certificates to represent such number of Class A Warrants as shall be designated by such Registered Holder at the time of such surrender.

      Prior to the exercise of any Class A Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

      The Class A Warrants represented hereby may be redeemed at the option of the Company, at a redemption price of $.10 per Class A Warrant upon surrender of this Warrant Certificate.

      Prior to due presentation for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Class A Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

      This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

      This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

      IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile, by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.


                                        BIODELIVERY SCIENCES INTERNATIONAL, INC.


By:                                     By:

      SECRETARY                               PRESIDENT



COUNTERSIGNED:
      AMERICAN STOCK TRANSFER & TRUST COMPANY
                           AS WARRANT AGENT
BY:

                           AUTHORIZED OFFICER


                    BIODELIVERY SCIENCES INTERNATIONAL, INC.
                                   CORPORATE
                                      SEAL
                                      2002
                                    DELAWARE

                               SUBSCRIPTION FORM
                    To Be Executed by the Registered Holder
                         in Order to Exercise Warrants

     The undersigned Registered Holder hereby irrevocably elects to exercise _____________Class A Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Class A Warrants, and requests that certificates for such securities shall be issued in the name of

           PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

          ___________________________________________________________

          ___________________________________________________________

          ___________________________________________________________

          ___________________________________________________________
                    [please print or type name and address]

and be delivered to

          ___________________________________________________________

          ___________________________________________________________

          ___________________________________________________________

          ___________________________________________________________
                    [please print or type name and address]

and if such number of Class A Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Class A Warrant Certificate for the balance of such Class A Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

                                                  ______________________________

Dated:______________________________             X______________________________

                                                  ______________________________

                                                  ______________________________
                                                               Address

                                                  ______________________________
                                                     Tax Identification Number

                                                  ______________________________
                                                     Signature Guaranteed

                                                  ______________________________

                                   ASSIGNMENT
                     To Be Executed by the Registered Holder
                         in Order to Exercise Warrants

FOR VALUE RECEIVED,______________________________, hereby sells, assigns and
transfers unto      PLEASE INSERT SOCIAL SECURITY
                    OR OTHER IDENTIFYING NUMBER

          ___________________________________________________________

          ___________________________________________________________

          ___________________________________________________________

          ___________________________________________________________
                    [PLEASE PRINT OR TYPE NAME AND ADDRESS]

_____________________________________________________of the Class A Warrants
represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints


____________________________________________________________________Attorney
to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:______________________________             X______________________________
                                                      Signature Guaranteed

                                                  ______________________________

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.